THIRD AMENDMENT, dated as of December 22, 1997, to that certain International Distributorship Agreement, dated as of January 22, 1997, as amended (as so amended, the "Distributorship Agreement") between Arterial Vascular Engineering, Inc., a Delaware corporation ("AVE") and Japan Lifeline Co., Ltd., a company organized under the laws of Japan (the "Distributor").

         WHEREAS, AVE and the Distributor desire to amend certain provisions of the Distributorship Agreement;

         NOW, THEREFORE, in consideration of the premises and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Section 3.6 is hereby amended by inserting the following after the words "September 30, 1998" and before the words "in connection with":

                  "and the amount of * on January 1, 1998, for use by the Distributor during the period between January 1, 1998 and December 31, 1998,"

         2.        Schedule B is hereby  amended by  revising  the   proviso  to
the end of the sentence under the heading "Coronary Stent Systems," which proviso shall be and read as follows:

                  "; provided, however, that for the quarterly period beginning October 1, 1997 and ending December 31, 1997, Distributor shall purchase at least * coronary stent systems".

         3. Schedule B is hereby further amended by adding an additional paragraph under the heading "Coronary Stent Systems", which paragraph shall be and read as follows:

"Inaddition to the minimum quarterly purchases specified above, Distributor shall also purchase an aggregate of * GFX(TM) coronary stent systems, with purchases of portions of such aggregate amount to be at such times as AVE shall require; provided, however, that Distributor shall not be required to purchase more than * of such additional GFX(TM) coronary stent systems in any one quarterly period; and provided further that Distributor shall not be required to purchase any such additional GFX(TM)coronary stent systems prior to the date of grant of Japanese insurance reimbursement for such Products; and provided further that Distributor shall not be required to place an order for a portion of such additional GFX(TM) coronary stent systems within the three-month period immediately preceding the introduction to the Japanese market of an improved version of the GFX(TM) coronary stent; and provided further that Distributor shall not be required to purchase more than *
   GFX(TM) coronary stent systems in the aggregate (including the otherwise required minimum quarterly purchases) in any single 12-month period following the date of grant of Japanese insurance reimbursement for such Products."

   -------------
* Confidential treatment has been requested for certain information contained in this document. Such information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

         4.       This   Amendment  is  limited  as  specified   and  shall  not
constitute a modification, acceptance or waiver of any other provision of the Distributorship Agreement.

         5.       From  and  after  the  date  hereof,  all  references  in  the
Distributorship   Agreement   shall  be   deemed   to  be   references   to  the
Distributorship Agreement as modified hereby.

         6.       This  Amendment   shall  be  governed  by,  and  construed  in
accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that State.


         IN WITNESS WHEREOF, AVE and the Distributor have caused this Amendment to be duly executed as of the date first written above by their respective officers thereunto duly authorized.


ARTERIAL VASCULAR ENGINEERING, INC.                  JAPAN LIFELINE CO., LTD.

      /s/ Scott J. Solano                             /s/ Takeshi Masumoto
--------------------------------------               -------------------------
         Scott J. Solano                                Takeshi Masumoto
President and Chief Executive Officer                      President